CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm in the Registration Statement on Form N-1A of Dunham Funds and to the use of our report dated December 28, 2012 on the financial statements and financial highlights of Dunham Monthly Distribution Fund, Dunham Corporate/Government Bond Fund, Dunham High-Yield Bond Fund, Dunham Loss Averse Growth Fund, Dunham Appreciation & Income Fund, Dunham Large Cap Value Fund, Dunham Alternative Income Fund, Dunham Large Cap Growth Fund, Dunham Focused Large Cap Growth Fund, Dunham Real Estate Stock Fund, Dunham International Stock Fund, Dunham Small Cap Value Fund, Dunham Small Cap Growth Fund and Dunham Emerging Markets Stock Fund, each a series of shares of beneficial interest of the Dunham Funds. Such financial statements and financial highlights appear in the Dunham Funds’ 2012 Annual Report to Shareholders that is incorporated by reference into the Statement of Additional Information.

   BBD, LLP

Philadelphia, Pennsylvania

February 21, 2013